UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

AIRCASTLE LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1020

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2025, Aircastle Limited (“Aircastle”) and Aircastle (Ireland) Designated Activity Company, a wholly-owned subsidiary of Aircastle (together with Aircastle, the “Issuers”), issued $650 million aggregate principal amount of the Issuers’ 5.000% Senior Notes due 2030 (the “Notes”). The Notes are the Issuers’ unsecured senior obligations and are fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”) by Aircastle’s wholly-owned subsidiary, Aircastle Advisor LLC (the “Guarantor”). The Notes were issued pursuant to an Indenture, dated as of July 17, 2025 (the “Indenture”), among the Issuers, the Guarantor and Computershare Trust Company, N.A., as trustee for the Notes.

The Notes will mature on September 15, 2030. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15, beginning on March 15, 2026, at a rate of 5.000% per annum. The Issuers intend to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the acquisition of aircraft, as well as refinancing a portion of the Issuers’ existing indebtedness.

Prior to August 15, 2030 (one month prior to maturity), the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, by paying a specified “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. On and after August 15, 2030 (one month prior to maturity), the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Issuers will be required to make an offer to repurchase each holder’s Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict Aircastle and its subsidiaries’ (subject to certain exceptions) ability to incur liens that secure obligations under indebtedness for borrowed money or capitalized lease obligations. The Indenture also contains a covenant that restricts each of the Issuers and the Guarantor from consolidating, amalgamating or merging into or selling or otherwise disposing of all or substantially all of its respective assets to any person (subject to certain exceptions).

The Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

The foregoing is qualified in its entirety by reference to the Indenture, attached as Exhibit 4.1 hereto and incorporated herein by reference.

The Securities have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On July 17, 2025, Aircastle issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of July 17, 2025, among Aircastle Limited, Aircastle (Ireland) Designated Activity Company, Aircastle Advisor LLC and Computershare Trust Company, N.A., as trustee

4.2	Form of 5.000% Senior Notes due 2030 (included in Exhibit 4.1)

99.1	Press release issued by Aircastle Limited, dated July 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Sarah Clarkin
Name: Sarah Clarkin
Title: Chief Legal Officer and Secretary

Date: July 17, 2025